UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: December 31, 2020 (December 30, 2020)

RED LION HOTELS CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	001-13957	91-1032187
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Market St. #425

Denver, CO 80202

(Address of principal executive offices, including zip code)

(509) 459-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	RLH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On December 30, 2020, Red Lion Hotels Corporation, a Washington corporation (“Red Lion”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sonesta International Hotels Corporation, a Maryland corporation (“Sonesta”) and Roar Merger Sub Inc., a Washington corporation and a wholly-owned subsidiary of Sonesta (“Merger Sub”). The Merger Agreement provides that, subject to the terms and conditions set forth therein, Merger Sub will merge with and into Red Lion (the “Merger”), with Red Lion surviving the Merger and becoming a wholly-owned subsidiary of Sonesta (the “Surviving Corporation”). Capitalized terms used but not defined in this Current Report on Form 8-K will have the meaning given to such terms in the Merger Agreement.

At the effective time of the Merger (the “Merger Effective Time”), each share of common stock, par value $0.01 per share, of Red Lion (the “Red Lion Common Stock”), other than (i) shares owned directly or indirectly by Sonesta, Merger Sub or any wholly-owned subsidiary of Red Lion and (ii) shares held by shareholders who have properly dissented under Washington state law, shall be cancelled and converted into the right of the Red Lion shareholders to receive $3.50 per share in cash (the “Red Lion Per Share Merger Consideration”).

The Merger Agreement also provides that each restricted stock unit (“Red Lion RSU”) and performance stock unit (“Red Lion PSU”) of Red Lion issued and outstanding immediately prior to the Merger Effective Time will, whether vested or unvested (and with respect to Red Lion PSUs, treating any performance-based vesting condition to which such Red Lion PSU is subject as having been attained at the “target level,” and applying proration for such Red Lion PSUs based on the portion of the applicable performance period up to and including the Merger Effective Time), be cancelled and converted into a right to receive, with respect to each share of Red Lion Common Stock underlying such Red Lion RSU or such converted and prorated Red Lion PSU, as applicable, the Red Lion Per Share Merger Consideration.

The consummation of the Merger is subject to certain customary closing conditions set forth in the Merger Agreement, including, but not limited to, (i) the affirmative vote of the holders of two thirds of the outstanding shares of Red Lion Common Stock approving and adopting the transactions contemplated by the Merger Agreement (the “Red Lion Shareholder Approval”), (ii) the absence of any law or injunction order, judgment or decree by any governmental entity that prohibits or makes the consummation of the transactions illegal, (iii) subject to certain exceptions, the accuracy of each of Red Lion’s, Sonesta’s and Merger Sub’s representations and warranties, subject to certain materiality qualifiers, and (iv) compliance in all material respects by each of Red Lion, Sonesta and Merger Sub with its covenants and obligations under the Merger Agreement.

Concurrently with the execution of the Merger Agreement, Sonesta and each of the directors and executive officers of Red Lion who hold Red Lion Common Stock (the “Red Lion Supporting Shareholders”) (who collectively beneficially own approximately 1.9% of Red Lion Common Stock), entered into a voting agreement (the “Support Agreement”) pursuant to which they have agreed, among other things and subject to the terms and conditions of the Support Agreement, to vote each of the shares they beneficially own as of the record date of the Red Lion shareholders meeting held to obtain Red Lion Shareholder Approval (the “Red Lion Shareholders Meeting”), in favor of the Merger, the approval of the Merger Agreement and any other matters necessary for the consummation of the Merger and other transactions contemplated by the Merger Agreement. The obligations of the Red Lion Supporting Shareholders under the Support Agreement will automatically terminate without any further action required by any person upon the earliest to occur of (i) the closing of the Merger, (ii) the date on which the Merger Agreement is validly terminated in accordance with its terms, (iii) the change by the Red Lion Board of its recommendation in favor of the transaction prior to obtaining Red Lion Shareholder Approval, (iv) the completion of the Red Lion Shareholders Meeting (regardless of whether the Merger Agreement is approved or not) and (v) written notice of the termination of the Support Agreement by Sonesta to the Red Lion Supporting Shareholders.

Pursuant to the Merger Agreement, between the date of the signing of the Merger Agreement and the earlier of its termination or the Merger Effective Time, Red Lion has agreed not to, and to cause its subsidiaries not to, solicit, propose, initiate or knowingly encourage or facilitate any alternative transaction proposals from third parties or to engage in discussions or negotiations with third parties regarding any alternative transaction proposals or enter into any definitive agreement relating to any alternative transaction proposal, in each case subject to certain exceptions. The Red Lion Board may change its recommendation to its shareholders or terminate the Merger Agreement in response to a superior proposal or change its recommendation in response to an intervening event if the Red Lion Board determines in good faith (after consultation with a financial advisor and outside counsel) that the failure to change its recommendation would reasonably be expected to be inconsistent with the fiduciary duties of the Red Lion Board under applicable law, subject to complying with notice, and other specified, conditions, including giving Sonesta the opportunity to propose revisions to the terms of the Merger Agreement during a period following such notice.

The Merger Agreement contains certain termination rights for each of Red Lion and Sonesta upon the occurrence of certain events, including, but not limited to, (i) if the Merger is not consummated on or before September 30, 2021 (the “Outside Date”) or (ii) if Red Lion Shareholder Approval is not obtained in accordance with the terms of the Merger Agreement.

The Merger Agreement requires that if Red Lion terminates the Merger Agreement prior to obtaining Red Lion Shareholder Approval in order to enter into a written agreement with respect to a superior proposal made by a third party, Red Lion will reimburse Sonesta for not more than $750,000 of reasonable and documented costs, fees and expenses incurred by Sonesta in connection with the Merger Agreement. The Merger Agreement also requires Red Lion to pay Sonesta a $2,500,000 termination fee in certain circumstances, including (i) if the Red Lion Board takes (or fails to take) certain actions that indicate a lack of support for the Merger or (ii) if Red Lion enters into or consummates an alternative transaction within one year following termination of the Merger Agreement (either as a result of reaching the Outside Date, due to Red Lion’s breach of the Merger Agreement or due to a shareholder “no” vote in a situation where a specified alternative transaction was previously disclosed prior to such termination).

Sonesta has obtained equity financing for the purpose of financing the transactions contemplated by the Merger Agreement. ABP Trust, a Maryland statutory trust, has committed to capitalize Sonesta at the closing with an aggregate equity contribution in an amount of approximately $90 million, subject to the terms and conditions set forth in an equity commitment letter.

If the Merger is consummated, the Red Lion Common Stock will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Important Statement regarding the Merger Agreement. The Merger Agreement has been included to provide investors with information regarding terms of the transaction. It is not intended to provide any other factual information about Red Lion, Sonesta or their respective subsidiaries or affiliates or to modify or supplement any factual disclosures about Red Lion included in its public reports filed with the Securities and Exchange Commission (“SEC”). The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations, qualifications or other particulars agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts or made for other purposes, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 8.01	Other Events

On December 30, 2020, Red Lion issued a press release announcing the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to, and is incorporated by reference into, this Current Report on Form 8-K.

Note on Forward Looking Statements

This communication contains forward-looking statements including, but not limited to, statements regarding the proposed merger with Sonesta, including statements relating to satisfaction of the conditions to and consummation of the proposed transaction, the expected goals and benefits of the transaction, and the future leadership of Red Lion. Forward-looking statements are usually identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “may,” “potential,” “will,” “could” and similar expressions. Actual results may differ materially from those indicated by forward-looking statements as a result of various important factors and risks, including, but not limited to, the continuing impact of the COVID-19 pandemic on Red Lion’s financial condition and results of operations. Additional factors, risks and uncertainties that could cause or contribute to such differences include, but are not limited to, the following: the ability of the parties to satisfy the conditions precedent and consummate the proposed transaction, the timing of consummation of the proposed merger; the ability of Red Lion to secure shareholder approval in the anticipated timeframe or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; risks related to disruption of management’s attention from ongoing business operations due to the pending transaction; potential adverse reactions or changes to employee or business relationships resulting from the announcement or completion of the proposed Merger; the risk of litigation or legal proceedings related to the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; and other factors discussed in the “Risk Factors” section of Red Lion’s most recent Annual Report on Form 10-K, and Red Lion’s subsequent Quarterly Reports on Form 10-Q and in other filings Red Lion makes with the SEC from time to time. All information provided in this Current Report on Form 8-K is as of the date hereof and Red Lion undertakes no duty to update this information except as required by law.

Additional Information about the Merger and Where To Find It

In connection with the proposed transaction, Red Lion will prepare and file relevant documents with the SEC, including a proxy statement on Schedule 14A to be mailed to the Red Lion shareholders in connection with Red Lion’s submission of the transaction for the consideration by the Red Lion shareholders at a special meeting. This communication is not intended to be, and is not, a substitute for the proxy statement or any other document that Red Lion may file with the SEC in connection with the proposed transaction. RED LION SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other relevant materials (when they become available) and any other documents filed or furnished by Red Lion with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, copies of the proxy statement and other relevant materials and documents filed by Red Lion with the SEC will also be available free of charge on the Investor Relations page of Red Lion’s website located at https://ir.redlion.com/investor-relations.

Participants in the Solicitation of Red Lion Shareholders

Red Lion, its directors and certain of its officers and employees, may be deemed to be participants in the solicitation of proxies from Red Lion shareholders in connection with the proposed transaction. Information about Red Lion’s directors and executive officers is set forth in its Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the SEC on February 27, 2020, and in its definitive proxy statement for its 2020 annual meeting of shareholders filed with the SEC on April 6, 2020. To the extent the holdings of the Red Lion securities by the Red Lion directors and executive officers have changed since the amounts set forth in the proxy statement for its 2020 annual meeting of shareholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents may be obtained free of charge at the SEC’s web site at www.sec.gov and on the Investor Relations page of Red Lion’s website located at https://ir.redlion.com/investor-relations. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement and other relevant materials Red Lion may file with the SEC.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit

2.1*	Agreement and Plan of Merger, dated as of December 30, 2020, by and among Red Lion Hotels Corporation, Sonesta International Hotels Corporation and Roar Merger Sub Inc.

99.1	Press Release of Red Lion Hotels Corporation, dated December 30, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Registrant will furnish copies of such schedules to the SEC upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED LION HOTELS CORPORATION

	By:	/s/ Gary Kohn
	Name:	Gary Kohn
Date: December 31, 2020	Title:	Executive Vice President Chief Financial Officer and Treasurer